Exhibit 99.1

FOR IMMEDIATE RELEASE
August 27, 2008
Contact:
Philip J. Pantano
Seneca Gaming Corp.
716-278-2598

SENECA GAMING CORPORATION SUSPENDS CONSTRUCTION ACTIVITIES AT ALLEGANY AND BUFFALO CREEK TERRITORIES

NIAGARA FALLS, NEW YORK – In light of various factors, including challenging economic and capital market conditions, greater demands on the Company’s available cash, and increased competition and construction costs, Seneca Gaming Corporation has decided to suspend construction at Seneca Allegany Casino & Hotel and Seneca Buffalo Creek Casino & Hotel.  In consultation with its owner, the Seneca Nation of Indians, the Company continues to evaluate various options and the appropriate timing to continue expansion plans on the Nation’s Allegany and Buffalo Creek territories.

“We have kept a close eye on the state of the economy and the impact it has continued to have on every person and every industry across the country,” said Barry E. Snyder, Sr., Seneca Gaming Corporation Chairman. “In keeping with our financial commitments to our owner, the Seneca Nation of Indians, and with our obligations to our bondholders, we have decided that it is our responsibility to suspend our construction activities at this time, as we endeavor to preserve the continuing strength and vitality of our company. We look forward to resuming and completing construction of these two world-class projects at the appropriate time.”

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Seneca Gaming Corporation had been erecting steel for both the $130 million hotel expansion at Seneca Allegany Casino & Hotel in Salamanca and the $333 million permanent Seneca Buffalo Creek Casino in Buffalo, where the company currently operates a temporary casino. Existing operations at the two facilities will not be affected by the suspensions, nor will the operation of the company’s flagship facility, Seneca Niagara Casino & Hotel in Niagara Falls, New York.

“Seneca Gaming Corporation has established itself as a dynamic and growing presence in the gaming industry and in the Western New York economy, and we expect that to continue,” said Brian Hansberry, President and CEO of Seneca Gaming Corporation.

Since opening Seneca Niagara Casino in 2002, Seneca Gaming Corporation has grown into one of Western New York’s largest, fastest-growing and most successful employers. Approximately 4,200 people are currently employed at the Company’s facilities in Niagara Falls, Salamanca and Buffalo.  The Company currently operates a total of three casinos with more than 6,500 slot machines, 140 table games, 800 hotel rooms and other related amenities.

Forward-Looking Statements

This press release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “believe”, “estimate”, “anticipate”, “intend”, “plan”, “expect”, “will”, “continue”, “evaluate”, and words of similar meaning, with references to SGC and its management, indicate forward looking statements. Similarly, statements that describe our plans or goals are all forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements contained in this press release, including our ability to resume and complete our construction projects on the Allegany and Buffalo Creek Territories, and SGC’s ability to continue as a dynamic and growing company. Additional information concerning potential factors that could affect SGC’s financial condition, results of operations, and expansion projects are described from time to time in SGC’s periodic and other reports filed with the SEC, including, but not limited to, SGC’s Annual Report on Form 10-K. These

Reports may be viewed free of charge on the SEC’s website, www.sec.gov, or via SGC’s website, www.senecagamingcorporation.com.

SGC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.